UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2009

EDDIE BAUER HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or other jurisdiction of incorporation)

001-33070	42-1672352
(Commission File Number)	(I.R.S. Employer Identification No.)

10401 NE 8th STREET, SUITE 500

BELLEVUE, WA 98004

(Address of Principal executive offices, including zip code)

Registrant’s telephone number, including area code: (425) 755-6544

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 16, 2009, Eddie Bauer Holdings, Inc., a Delaware corporation (the “Company”), and substantially all of the Company’s subsidiaries (collectively, the “Sellers”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with an affiliate of CCMP Capital Advisors (the “Buyer”), pursuant to which the Buyer will purchase substantially all of the assets of the Company and its U.S. and Canadian subsidiaries for an aggregate purchase price of $202.3 million in cash, subject to certain adjustments relating principally to the level of working capital and capital expenditures as of closing, and the Buyer will assume certain liabilities from the Sellers associated with the purchased assets (such transactions, collectively, the “Asset Purchase”). The assumed liabilities will include the Company’s obligations to customers for gift cards, customer rewards and product returns.

The Asset Purchase Agreement contains covenants from the Sellers and the Buyer, including, among others, an agreement by the Company and its U.S. subsidiaries to file a petition for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and an agreement by the Canadian subsidiaries of the Company to file an application for relief under the Canadian Companies’ Creditors Arrangement Act (the “CCAA”) in the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court” and together with the Bankruptcy Court, the “Courts”), and to use its commercially reasonable efforts to obtain the entry of orders of the Bankruptcy Court and the Canadian Court approving the Asset Purchase by Buyer (the “Sale Orders”).

The obligations of the Sellers and the Buyer to complete the Asset Purchase are subject to a number of closing conditions, including, among others, conditions relating to governmental filings and expiration of termination of applicable waiting periods, obtaining certain third-party consents, obtaining employment agreements with specified employees of the Company reasonably satisfactory to the Buyer, the accuracy of the representations and warranties of the parties (subject to a materiality standard), material compliance by the parties with their obligations under the Asset Purchase Agreement, and the absence of a material adverse change with respect to the Company since the date of the Asset Purchase Agreement.

The closing of the Asset Purchase is also subject to obtaining the Sale Orders and an order of the Bankruptcy Court approving certain ongoing payments to certain of the Company’s suppliers. If the Asset Purchase has not closed on or prior to August 31, 2009, either the Company or Buyer may terminate the Asset Purchase Agreement. The Buyer is also entitled to terminate the Asset Purchase Agreement prior to closing in a number of additional instances, including if the Sellers have not entered into a debtor-in-possession credit facility on or prior to June 22, 2009 or if the Sellers fail to maintain certain specified levels of availability under that credit facility.

The Asset Purchase will be conducted under the provisions of Section 363 of the Bankruptcy Code and will be subject to proposed bidding procedures and receipt of a higher and better bid at auction (the “Auction”). The bidding procedures order will provide that the Buyer is the “stalking horse” bidder for substantially all of the assets of the Sellers at the Auction. The Asset Purchase Agreement calls for the Company to pay a breakup fee equal to approximately $5.1 million in certain circumstances, including the consummation of an acquisition of the purchased assets by another bidder. The Asset Purchase Agreement also provides for the reimbursement of specified expenses of the Buyer incurred by the Buyer in connection with the Asset Purchase and the bankruptcy case, up to a maximum of $250,000. The Company intends to request that the Canadian Court authorize the sale of substantially all of the assets of the Canadian subsidiaries as part of the Auction, and will thereafter ask the Canadian Court to approve the sale which arises out of the Auction.

If the Asset Purchase is completed, the Sellers will provide certain services to the Buyer related to real property leases during a post-closing transition period.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Item 1.03.	Bankruptcy or Receivership

On June 17, 2009, the Company and its U.S subsidiaries filed voluntary petitions in the Bankruptcy Court seeking relief under the provisions of the Bankruptcy Code (the “Bankruptcy Case”) and the Canadian subsidiaries of the Company filed an application with the Canadian Court seeking relief under the provisions of the CCAA (the “Canadian Case”).

The Bankruptcy Case will be jointly administered, and the Company intends to request that the Courts approve a cross-border insolvency protocol. During the pendency of the Bankruptcy Case and the Canadian Case, the Sellers intend to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court or the Canadian Court, as applicable, and in accordance with the applicable provisions of the Bankruptcy Code and the CCAA and orders of the Courts.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The filing of the bankruptcy petitions described above constitutes an event of default under (i) the Amended and Restated Term Loan Agreement, dated as of June 21, 2005, as amended and restated on April 4, 2007, and further amended on April 2, 2009, among the Company, Eddie Bauer, Inc., Goldman Sachs Credit Partners, L.P., as Syndication Agent and Wilmington Trust FSB (as successor by assignment to JPMorgan Chase Bank, N.A.), as Administrative Agent and the lenders from time to time party thereto (the “Term Loan Agreement”), (ii) the Loan and Security Agreement, dated as of June 21, 2005, as amended on April 4, 2007, among the Company, Eddie Bauer, Inc., Bank of America, N.A. as Agent and the other lenders and agents party thereto (the “Revolving Credit Facility”) and (iii) the Company’s $75 million aggregate principal amount of 5.25% convertible senior notes issued pursuant to that certain Indenture dated as of April 4, 2007, between the Company and The Bank of New York, as trustee (the “Convertible Notes”).

The filing of the bankruptcy petitions described above resulted in the acceleration of all amounts due under the Term Loan Agreement, the Revolving Credit Facility and the Convertible Notes.

The ability of the creditors to seek remedies to enforce their rights under the Term Loan Agreement, the Revolving Credit Facility and the Convertible Notes is automatically stayed as a result of the filing of the Bankruptcy Case, and the creditors’ rights of enforcement are subject to the applicable provisions of the Bankruptcy Code. The automatic stay invoked by filing the Chapter 11 cases effectively precludes any actions against the Company resulting from such acceleration.

As of June 17, 2009, under the Term Loan Agreement, the total principal amount of the outstanding obligations was approximately $187.8 million, under the Revolving Credit Facility, the total principal amount of the outstanding obligations was approximately $33.0 million and under the Convertible Notes, the total principal amount of the outstanding obligations was $75.0 million.

Item 8.01.	Other Events

On June 17, 2009, the Company issued a press release announcing the entry into the Asset Purchase Agreement as well as the commencement of the Bankruptcy Case and the Canadian Case. The press release also noted that all of the Company’s operations – including all of its retail stores in the U.S. and around the world – are open and operating on normal schedules.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement dated June 16, 2009 by and among the Company, each of the subsidiaries of the Company listed on Schedule I thereto and Rainier Holdings LLC.

99.1	Press release dated June 17, 2009

Forward-Looking Statements

This Report may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential,” qualifiers such as “preliminary” and similar expressions. Such forward looking statements include statements about the procedures to be commenced in connection with the Company’s bankruptcy case and the sale of its assets pursuant to the Asset Purchase Agreement. Forward-looking statements contained in this Form 8-K are based on estimates and assumptions, which assumptions and estimates may prove to be inaccurate, and involve risks and uncertainties. Forward-looking statements are not guarantees of future events, and the Company can provide no assurance that such statements will be realized. Actual results may differ from those contemplated by such forward-looking statements as a result of a variety of factors, including the failure to meet the conditions to consummating the sale of assets pursuant to the Asset Purchase Agreement or to obtain an order of the Bankruptcy Court approving the sale; and the other risks identified in our periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended, including the Company’s Annual Report on Form 10-K for the period January 3, 2009 and Quarterly Report on Form 10-Q for the period ended April 4, 2009. The information contained in this Form 8-K is provided as of June 17, 2009, and the Company undertakes no obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDDIE BAUER HOLDINGS, INC.

Date: June 17, 2009	By	/s/ Freya R. Brier
	Name:	Freya R. Brier
	Title:	Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
2.1	Asset Purchase Agreement dated June 16, 2009 by and among the Company, each of the subsidiaries of the Company listed on Schedule I thereto and Rainier Holdings LLC.

99.1	Press release dated June 17, 2009